UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2023

TCR2 Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38811	47-4152751
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Binney Street
Suite 710
Cambridge, Massachusetts 02142

(Address of principal executive office) (Zip Code)

(617) 949-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	TCRR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, TCR2 Therapeutics Inc. (“TCR2”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Adaptimmune Therapeutics plc (“Adaptimmune”) and CM Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to which Merger Sub will be merged with and into TCR2 (the “Merger”), with TCR2 surviving the merger as a wholly-owned direct subsidiary of CM Intermediate Sub II, Inc., a Delaware corporation and wholly-owned subsidiary of Adaptimmune (“CM Intermediate”). On April 20, 2023, each of Adaptimmune and TCR2 filed the definitive version of the joint proxy statement with the United States Securities and Exchange Commission (the “SEC”) in connection with the Merger (the “Proxy Statement”).

Since the filing of the Proxy Statement, two complaints have been filed by purported TCR2 stockholders as individual actions against TCR2 and the members of its Board of Directors. One complaint has been filed in the United States District Court for the Southern District of New York, captioned Scott v. TCR2 Therapeutics, Inc. et al., Case No. 1:23-cv-3763 (filed May 4, 2023), and one complaint has been filed in the United States District Court for the District of Delaware, captioned Thompson v. TCR2 Therapeutics, Inc. et al., Case No. 1:23-cv-503 (filed May 8, 2023). The foregoing complaints are referred to as the “Merger Actions.”

The Merger Actions allege that the Proxy Statement misrepresents and/or omits certain purportedly material information. The Merger Actions assert claims for violation of Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-9 promulgated thereunder against TCR2 and its Board of Directors, and violations of Section 20(a) of the Exchange Act against TCR2’s Board of Directors.

Additionally, on April 20, 2023, April 21, 2023, April 26, 2023, May 5, 2023, May 12, 2023, May 15, 2023, and May 17, 2023, five purported TCR2 stockholders and three purported Adaptimmune shareholders sent demand letters alleging similar insufficiencies in the disclosures in the Proxy Statement in violation of Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder, and Section 20(a) of the Exchange Act (such letters, the “Demands” and collectively with the Merger Actions, the “Litigation Matters”).

The plaintiffs in the Litigation Matters seek various remedies including, among other things, an order enjoining the consummation of the Merger, requiring the defendants to file an amended Proxy Statement, rescinding the Merger in the event it is consummated or granting rescissory damages, and awarding costs of the action, including plaintiff’s attorneys’ fees and experts’ fees, and other relief the court may deem just and proper.

TCR2 and Adaptimmune believe that the claims asserted in the Litigation Matters are without merit. TCR2 and Adaptimmune deny that any further disclosure beyond that already contained in the Proxy Statement is required under applicable law to supplement the Proxy Statement, as claimed in the Litigation Matters. Nonetheless, to moot these purported stockholders’ unmeritorious claims, avoid the risk that litigation may delay or otherwise adversely affect the consummation of the Merger and to minimize the expense of defending against the Complaints and the Demands, TCR2 and Adaptimmune are making the following supplemental disclosures to the Proxy Statement. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the supplemental disclosures set forth herein. To the contrary, TCR2 and Adaptimmune specifically deny all allegations in the Litigation Matters that any additional disclosure was or is required.

Supplemental Disclosures

This supplemental information to the Proxy Statement should be read in conjunction with the Proxy Statement, which should be read in its entirety. All page references in the information below are to pages in the Proxy Statement, and all terms used but not defined below shall have the meanings set forth in the Proxy Statement. To the extent the following information differs from or conflicts with the information contained in the Proxy Statement, the information set forth below shall be deemed to supersede the respective information in the Proxy Statement. New text within the amended and supplemented language from the Proxy Statement is indicated in bold and underlined text (e.g., bold, underlined text), and deleted text within the amended and supplemented language from the Definitive Proxy Statement is indicated in bold and strikethrough text (e.g., ~~bold, strikethrough text~~).

The disclosure in the section entitled “Background of the Merger,” beginning on page 55 of the Proxy Statement, is hereby amended and supplemented as follows:

The following text is added to the second sentence of the fourth full paragraph on page 66 of the Proxy Statement:

Also, on February 10, 2023, following negotiation between the parties and after hearing from Party G and concluding that Party H was uninterested in pursuing any discussion, TCR2 and Adaptimmune entered into the February 10 NDA, which included customary non-disclosure provisions and mutual standstill provisions that prohibited either party, for three months from the date of the agreement, from offering to acquire or acquiring the other party, and from taking certain other actions, including soliciting proxies, without the prior written consent of the other party. The ~~confidentiality agreement provided for the termination of the standstill provision on customary terms~~ three-month standstill provision in the February 10 NDA terminates: (i) immediately upon the public announcement that either TCR2 or Adaptimmune has entered into a definitive agreement with a third party for a business combination transaction or the entry into a definitive agreement for the strategic transaction between TCR2 and Adaptimmune; or (ii) 11 business days following the commencement by any person of a cash tender offer seeking to acquire beneficial ownership of more than 50% of TCR2’s or Adaptimmune’s outstanding voting securities, as applicable, unless that party’s Board of Directors publicly recommended to its respective stockholders that such tender offer be rejected.

The following text is added after the first full paragraph on page 71 of the Proxy Statement:

On May 18, 2023, the TCR2 Board held a meeting at which members of TCR2 senior management and representatives of Goodwin were present. At this meeting, TCR2 senior management provided an update to the TCR2 Board about certain information sourcing and calculation errors (as summarized in this joint proxy statement/prospectus under the section titled “The Merger — Opinion of TCR2’s Financial Advisor”) in Piper Sandler’s March 5, 2023 presentation to the TCR2 Board that impacted Piper Sandler’s analyses and that Piper Sandler had identified after March 5, 2023 and after the joint proxy statement/prospectus was filed on April 20, 2023, and the ongoing review of those errors. Representatives of Goodwin reviewed with the members of the TCR2 Board their fiduciary duties. The TCR2 Board discussed such matters and determined to reconvene to further discuss them with representatives of Piper Sandler.

On May 20, 2023, the TCR2 Board held a meeting at which members of TCR2 senior management and representatives of Goodwin were present. TCR2 senior management updated the TCR2 Board on their discussions with representatives of Piper Sandler and their review of the information sourcing and calculation errors that Piper Sandler had identified in its March 5, 2023 presentation. Representatives of Goodwin next reviewed with the members of the TCR2 Board their fiduciary duties. Representatives of Piper Sandler then joined the meeting and reviewed with the TCR2 Board those information sourcing and calculation errors (as summarized in this joint proxy statement/prospectus under the section titled “The Merger — Opinion of TCR2’s Financial Advisor”) in Piper Sandler’s March 5, 2023 presentation to the TCR2 Board that impacted Piper Sandler’s analyses and that Piper Sandler had identified after March 5, 2023 and after the definitive version of the joint proxy statement/prospectus was filed with the SEC on April 20, 2023. Representatives of Piper Sandler informed the TCR2 Board that, after preliminarily identifying certain errors in its March 5, 2023 analyses, in addition to the members of the Piper Sandler team that advised on the potential business combination reviewing its analyses in the March 5, 2023 presentation to the TCR2 Board, Piper Sandler also had assembled a separate review team, whose members were not part of the original transaction team advising on the potential business combination with Adaptimmune, to review its analyses contained in the March 5, 2023 presentation to the TCR2 Board under the direction and oversight of additional members of the Piper Sandler opinion committee senior leadership, who themselves were not involved on the transaction team advising on the potential business combination with Adaptimmune. Representatives of Piper Sandler then discussed with the TCR2 Board the results of that supplemental review, including certain corrections to Piper Sandler’s prior analyses resulting therefrom, and the impact of those corrections on its analyses. Representatives of Piper Sandler informed the TCR2 Board that these corrections had no impact on Piper Sandler’s fairness opinion conclusion, as previously provided to the Board on March 5, 2023. During this discussion, members of the TCR2 Board asked questions of the representatives of Piper Sandler. Following this discussion, the representatives of Piper Sandler left the meeting. TCR2 senior management then discussed their meetings with representatives of Piper Sandler and their review of the corrections to Piper Sandler’s analyses. The TCR2 Board further discussed the corrections to Piper Sandler’s March 5, 2023 analyses, the fact that Piper Sandler had assembled a separate review team whose members were not part of the original transaction team advising on the potential business combination with Adaptimmune to review the March 5 analyses, including the Piper Sandler opinion committee senior leadership, and the fact that TCR2 senior management had met with representatives of Piper Sandler and reviewed the corrections to Piper Sandler’s analyses. The TCR2 Board also discussed that there were a number of reasons why the TCR2 Board approved and recommended the Merger in addition to the Piper Sandler fairness opinion, including the factors summarized in this joint proxy statement/prospectus in the section entitled “TCR2’s Reasons for the Merger; Recommendation of the TCR2 Board that TCR2 Stockholders Approve the Merger Proposal.” On the basis of all of the foregoing considerations, the TCR2 Board determined that it was reasonable to rely on Piper Sandler’s corrected analyses and Piper Sandler’s determination that the corrections had no impact on the fairness opinion conclusion previously provided to the TCR2 Board on March 5, 2023. The TCR2 Board further determined that, had the TCR2 Board been aware of Piper Sandler’s corrected financial analyses on March 5, 2023, those corrected analyses would not have changed the TCR2 Board’s determination that the terms of the merger and the other transactions contemplated by the merger agreement were advisable, fair to, and in the best interests of TCR2 and TCR2 stockholders for the reasons discussed in the section entitled “TCR2’s Reasons for the Merger; Recommendation of the TCR2 Board that TCR2 Stockholders Approve the Merger Proposal.” The TCR2 Board also determined that, had representatives of Piper Sandler presented and the TCR2 Board considered the corrected analyses on March 5, 2023, the TCR2 Board would not have made a different recommendation to the TCR2 stockholders concerning the merger.

The disclosure in the section entitled “Opinion of Adaptimmune’s Financial Advisor,” beginning on page 75 of the Proxy Statement, is hereby amended and supplemented as follows:

The disclosure under the subheading “Selected Publicly Traded Companies Analyses” is hereby amended and supplemented by adding the following text to the first sentence of the fourth full paragraph on page 79 of the Proxy Statement:

Although the Adaptimmune selected companies and the TCR2 selected companies were used for comparison purposes, none of those companies is directly comparable to Adaptimmune or TCR2 nor, except as otherwise disclosed, were individual enterprise values derived from the Adaptimmune selected companies and the TCR2 selected companies independently determinative of the results of the selected publicly traded companies analyses described above.

The disclosure under the subheading “Selected Precedent Transactions Analysis” is hereby amended and supplemented by adding the following text to the first sentence of the third full paragraph on Page 80 of the Proxy Statement:

Although the selected transactions were used for comparison purposes, none of those transactions is directly comparable to the merger, and none of the companies involved in those transactions is directly comparable to TCR2, nor, except as otherwise disclosed, were individual enterprise values derived from the selected transactions independently determinative of the results of the selected precedent transactions analysis described above.

The disclosure under the subheading “Discounted Cash Flow Analyses—Adaptimmune” is hereby amended and supplemented by modifying the third sentence of the fifth full paragraph on page 80 of the Proxy Statement as follows:

TD Cowen calculated implied terminal values for Adaptimmune by applying to Adaptimmune’s estimated unlevered, after-tax free cash flows for the fiscal year ending December 31, 2031 a ~~selected~~ range of perpetuity growth rates of (10)% to 3% selected based on TD Cowen’s professional judgment.

The disclosure under the subheading “Discounted Cash Flow Analyses—Adaptimmune” is hereby further amended and supplemented by adding the following text to the fourth sentence of the fifth full paragraph on page 80 of the Proxy Statement:

The present values (as of May 31, 2023) of the cash flows and terminal values were then calculated using a selected range of discount rates of 12% to 16% derived from a weighted average cost of capital calculation.

The disclosure under the subheading “Discounted Cash Flow Analyses—TCR2” is hereby amended and supplemented by modifying the third sentence of the sixth full paragraph on page 80 of the Proxy Statement as follows:

TD Cowen calculated implied terminal values for TCR2 by applying to TCR2’s estimated unlevered, after-tax free cash flows for the fiscal year ending December 31, 2043 a ~~selected~~ range of perpetuity growth rates of (33)% to (10)% selected based on TD Cowen’s professional judgment.

The disclosure under the subheading “Discounted Cash Flow Analyses—TCR2” is hereby further amended and supplemented by adding the following text to the fourth sentence of the sixth full paragraph on page 80 of the Proxy Statement:

The present values (as of May 31, 2023) of the cash flows and terminal values were then calculated using a selected range of discount rates of 15% to 20% derived from a weighted average cost of capital calculation.

The disclosure under the subheading “Certain Additional Information” is hereby amended and supplemented by adding the following text to the third bullet point of the first paragraph on Page 81 of the Proxy Statement:

•	the implied premiums paid or proposed to be paid in 19 selected acquisition transactions involving biotechnology target companies announced during the two-year period ended March 3, 2023 with approximate implied transaction values of less than $500 million; applying a selected range of implied premiums of approximately 45% to 175% (reflecting the overall 25th and 75th percentile implied premiums derived from such transactions based on the closing stock prices of the target companies involved in such transactions one trading day prior to public announcement of such transactions) to the closing price of TCR[2] Common Stock on March 3, 2023 of $1.21 per share indicated an approximate implied equity value reference range for TCR[2] of $1.80 to $3.35 per share

The disclosure under the heading “Opinion of TCR2’s Financial Advisor,” beginning on page 90 of the Proxy Statement, is hereby amended as follows:

The following text is added to the fourth full paragraph on page 91 of the Proxy Statement:

Unless the context indicates otherwise, for purposes of the financial analyses described below, Piper Sandler calculated (i) enterprise value (defined as the relevant company’s common equity value, plus book value of preferred stock, plus debt, less cash and cash equivalents, and less short and long term marketable securities (“net debt”), plus, where applicable, book value of non-controlling interests), for TCR2, Adaptimmune and each selected public company based on (a) the market value of the relevant company’s diluted common equity, using closing stock prices as of March 3, 2023, calculated using the treasury stock method (“TSM”) and (b) the relevant company’s net debt as of such company’s most recently reported quarter end, except in the case of each of TCR2 and Adaptimmune, for which Piper Sandler used estimated net debt as of March 31, 2023 (which estimates were net cash of approximately $120 million and approximately $165 million, respectively, as of such date) and (ii) implied per share values for each of TCR2 and Adaptimmune, using diluted shares, calculated using TSM as of March 4, 2023 (based on the closing price per share of TCR2 Common Stock and the closing price per Adaptimmune ADS as of March 3, 2023, such diluted shares were approximately 40.8 million and 187.5 million, respectively).

The disclosure under the subheading “Selected Public Companies Analyses – TCR2 – Standalone” is hereby amended and supplemented by adding the following text after the third table on page 92 of the Proxy Statement:

Subsequent to the March 5, 2023 TCR2 Board meeting and after the definitive version of the joint proxy statement/prospectus was filed with the SEC on April 20, 2023, Piper Sandler discovered certain information sourcing and calculation errors which impacted the foregoing selected public companies analysis presented to the TCR2 Board on March 5, 2023.

This discovery did not result in any change to Piper Sandler’s fairness opinion or its conclusion. Piper Sandler did, however, provide the TCR2 Board on May 20, 2023 with a revised selected public companies analysis for TCR2 on a standalone basis as if such corrections had been made in the materials presented to the TCR2 Board on March 5, 2023. This revised analysis indicated the maximum, 75th percentile, mean, median, 25th percentile and minimum equity values and enterprise values for the selected public companies set forth below:

($ in millions)
	Equity Value	Enterprise Value
Maximum	$237	$(4)
75th Percentile	$129	$(61)
Mean	$115	$(94)
Median	$109	$(104)
25th Percentile	$70	$(137)
Minimum	$44	$(156)

Piper Sandler then derived a range of implied enterprise values for TCR2 as if such corrections had been made in the materials presented to the TCR2 Board on March 5, 2023, based on the foregoing revised implied enterprise value ranges for the selected public companies. Piper Sandler then adjusted for estimated net cash for TCR2 as of March 31, 2023 and used the diluted share information described above to calculate an implied value range of TCR2 Common Stock per share. This analysis did not account for any assumed additional cash needs of TCR2 to fund its business plan. Based on the minimum, 25th percentile, median, mean, 75th percentile and maximum implied equity values for TCR2, Piper Sandler calculated the following corresponding implied value range for TCR2 Common Stock per share:

	Minimum	25th Percentile	Median	Mean	75th Percentile	Maximum
Implied TCR[2] Per Share Value	NM	NM	$0.41	$0.66	$1.45	$2.81

The disclosure under the subheading “Selected Public Companies Analyses – Adaptimmune – Standalone” is hereby amended and supplemented by adding the following text after the third table on page 93 of the Proxy Statement:

Subsequent to the March 5, 2023 TCR2 Board meeting and after the definitive version of the joint proxy statement/prospectus was filed with the SEC on April 20, 2023, Piper Sandler discovered certain information sourcing and calculation errors which impacted the foregoing selected public companies analysis presented to the TCR2 Board on March 5, 2023.

This discovery did not result in any change to Piper Sandler’s fairness opinion or its conclusion. Piper Sandler did, however, provide the TCR2 Board on May 20, 2023 with a revised selected public companies analysis for Adaptimmune on a standalone basis as if such corrections had been made in the materials presented to the TCR2 Board on March 5, 2023. This revised analysis indicated the maximum, 75th percentile, mean, median, 25th percentile and minimum equity values and enterprise values for the selected public companies set forth below:

($ in millions)
	Equity Value	Enterprise Value
Maximum	$1,666	$1,141
75th Percentile	$1,422	$997
Mean	$783	$480
Median	$353	$107
25th Percentile	$336	$101
Minimum	$137	$53

Piper Sandler then derived a range of implied enterprise values for Adaptimmune as if such corrections had been made in the materials presented to the TCR2 Board on March 5, 2023 based on the foregoing revised implied equity values and enterprise value ranges for the selected public companies. Piper Sandler then adjusted for estimated net cash for Adaptimmune as of March 31, 2023 and used the diluted share information described above to calculate an implied value range of Adaptimmune per ADS. This analysis did not account for any assumed additional cash needs of Adaptimmune to fund its business plan. Based on the minimum, 25th percentile, median, mean, 75th percentile and maximum implied equity values for Adaptimmune, Piper Sandler calculated the following corresponding implied value range for Adaptimmune per ADS, which Piper Sandler provided to the TCR2 Board on May 20, 2023:

	Minimum	25th Percentile	Median	Mean	75th Percentile	Maximum
Implied Adaptimmune Per ADS Value	$1.17	$1.43	$1.46	$3.37	$6.02	$6.75

The disclosure under the subheading “Selected Public Companies Analyses – Implied Exchange Ratio Reference Ranges” is hereby amended and supplemented by adding the following text after the last table on page 93 of the Proxy Statement:

Subsequent to the March 5, 2023 TCR2 Board meeting and after the definitive version of the joint proxy statement/prospectus was filed with the SEC on April 20, 2023, Piper Sandler discovered certain information sourcing and calculation errors which impacted the foregoing selected public companies analyses presented to the TCR2 Board on March 5, 2023, as described above.

This discovery did not result in any change to Piper Sandler’s fairness opinion or its conclusion. Piper Sandler did, however, provide the TCR2 Board on May 20, 2023 with the revised implied exchange ratio reference ranges set forth below, based on the revised public companies analyses for each of TCR2 and Adaptimmune on standalone bases described above as if such corrections had been made in the materials presented to the TCR2 Board on March 5, 2023, as compared to the Exchange Ratio:

Minimum		Median		Mean		Maximum		Exchange Ratio
0.0000	x	0.2831	x	0.1957	x	2.3942	x	1.5117	x

The disclosure under the subheading “Discounted Cash Flow Analyses – TCR2 – Standalone” is hereby amended and supplemented by adding the following text to the first sentence of the first full paragraph on page 94 of the Proxy Statement:

Using a discounted cash flow analysis, Piper Sandler calculated an estimated range of theoretical enterprise values for TCR2 based on the net present value of (i) projected unlevered after-tax free cash flows from April 1, 2023 to December 31, 2043 (which reflected estimated net operating loss generation and usage, as well as estimated research and development tax credits usage, over such period), discounted back to April 1, 2023, and (ii) a projected terminal value at December 31, 2043 calculated using a range of perpetuity growth rates ranging from (1.0)% to 1.0% selected by Piper Sandler based on its professional judgment, discounted back to April 1, 2023.

The disclosure under the subheading “Discounted Cash Flow Analyses – TCR2 – Standalone” is hereby amended and supplemented by adding the following text after table on page 94 of the Proxy Statement:

Subsequent to the March 5, 2023 TCR2 Board meeting and after the definitive version of the joint proxy statement/prospectus was filed with the SEC on April 20, 2023, Piper Sandler discovered certain information sourcing and calculation errors which impacted the foregoing discounted cash flow analysis presented to the TCR2 Board on March 5, 2023.

This discovery did not result in any change to Piper Sandler’s fairness opinion or its conclusion. Piper Sandler did, however, provide the TCR2 Board on May 20, 2023 with a revised discounted cash flow analysis for TCR2 on a standalone basis as if such corrections had been made in the materials presented to the TCR2 Board on March 5, 2023. This revised analysis indicated the minimum, 25th percentile, median, mean, 75th percentile and maximum implied value for TCR2 Common Stock per share set forth below:

	Minimum	25th Percentile	Median	Mean	75th Percentile	Maximum
Implied TCR[2] Per Share Value	$0.82	$1.24	$1.70	$1.74	$2.22	$2.80

The disclosure under the subheading “Discounted Cash Flow Analyses – Adaptimmune – Standalone” is hereby amended and supplemented by adding the following text to the first sentence of the third full paragraph on page 94 of the Proxy Statement:

Using a discounted cash flow analysis, Piper Sandler calculated an estimated range of theoretical enterprise values for Adaptimmune based on the net present value of (i) projected unlevered after-tax free cash flows from April 1, 2023 to December 31, 2031, discounted back to April 1, 2023, and (ii) a projected terminal value at December 31, 2031 calculated using a range of perpetuity growth rates ranging from 0.0% to 2.0% selected by Piper Sandler based on its professional judgment, discounted back to April 1, 2023.

The disclosure under the subheading “Discounted Cash Flow Analyses – Adaptimmune – Standalone” is hereby amended and supplemented by adding the following text after the first table on page 95 of the Proxy Statement:

Subsequent to the March 5, 2023 TCR2 Board meeting and after the definitive version of the joint proxy statement/prospectus was filed with the SEC on April 20, 2023, Piper Sandler discovered certain information sourcing and calculation errors which impacted the foregoing discounted cash flow analysis presented to the TCR2 Board on March 5, 2023.

This discovery did not result in any change to Piper Sandler’s fairness opinion or its conclusion. Piper Sandler did, however, provide the TCR2 Board on May 20, 2023 with a revised discounted cash flow analysis for Adaptimmune on a standalone basis as if such corrections had been made in the materials presented to the TCR2 Board on March 5, 2023. This revised analysis indicated the minimum, 25th percentile, median, mean, 75th percentile and maximum implied value for Adaptimmune per ADS set forth below:

	Minimum	25th Percentile	Median	Mean	75th Percentile	Maximum
Implied Adaptimmune Per ADS Value	$0.51	$0.85	$1.06	$1.09	$1.29	$1.80

The disclosure under the subheading “Discounted Cash Flow Analyses – Implied Exchange Ratio Reference Ranges” is hereby amended and supplemented by adding the following text after the second table on page 95 of the Proxy Statement:

Subsequent to the March 5, 2023 TCR2 Board meeting and after the definitive version of the joint proxy statement/prospectus was filed with the SEC on April 20, 2023, Piper Sandler discovered certain information sourcing and calculation errors which impacted the foregoing discounted cash flow analyses presented to the TCR2 Board on March 5, 2023, as described above.

This discovery did not result in any change to Piper Sandler’s fairness opinion or its conclusion. Piper Sandler did, however, provide the TCR2 Board on May 20, 2023 with the revised implied exchange ratio reference ranges set forth below, based on the revised discounted cash flow analyses for each of TCR2 and Adaptimmune on standalone bases described above as if such corrections had been made in the materials presented to the TCR2 Board on March 5, 2023, as compared to the Exchange Ratio:

Minimum		Median		Mean		Maximum		Exchange Ratio
0.4541	x	1.6096	x	1.6071	x	5.5346	x	1.5117	x

The disclosure under the subheading “Other Information – Implied Premia Paid Exchange Ratio Analysis” is hereby amended and supplemented by adding the following text after the last full paragraph on page 95 of the Proxy Statement:

Subsequent to the March 5, 2023 TCR2 Board meeting and after the definitive version of the joint proxy statement/prospectus was filed with the SEC on April 20, 2023, Piper Sandler discovered certain information sourcing and calculation errors which impacted the foregoing premia paid exchange ratio analysis presented to the TCR2 Board on March 5, 2023.

This discovery did not result in any change to Piper Sandler’s fairness opinion or its conclusion. Piper Sandler did, however, provide the TCR2 Board on May 20, 2023 with a revised premia paid exchange ratio analysis as if such corrections had been made in the materials presented to the TCR2 Board on March 5, 2023. This revised analysis indicated the maximum, median, mean and minimum implied premiums of 79%, 53%, 45% and 0%, respectively, and exchange ratios of 1.2283x, 1.0515x, 0.9964x and 0.6903x, respectively, as compared to the Exchange Ratio of 1.5117x.

The disclosure under the subheading “Certain TCR2 Unaudited Prospective Financial Information – TCR2 Forecasts” is hereby amended and supplemented by adding the following text after the table on page 102 of the Proxy Statement:

Subsequent to the March 5, 2023 TCR2 Board meeting and after the definitive version of the joint proxy statement/prospectus was filed with the SEC on April 20, 2023, Piper Sandler discovered certain information sourcing and calculation errors in its calculation of the risk-adjusted unlevered free cash flows used in its discounted cash flow analysis for TCR2, which impacted such discounted cash flow analysis described above.

This discovery did not result in any change to Piper Sandler’s fairness opinion or its conclusion. Piper Sandler did, however, provide the TCR2 Board on May 20, 2023 with the corrected risk-adjusted unlevered free cash flows calculation as if such corrections had been made in the materials presented to the TCR2 Board on March 5, 2023. Such calculation was based on the projected financial information set forth below:

	2Q-4Q23	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033
Change in Net Working Capital	---	$0	$0	$0	$0	$(11)	$(10)	$(11)	$(21)	$(17)	$(15)
Capital Expenditures	$(2)	$(3)	$(3)	$(3)	$(3)	$(3)	$(3)	$(3)	$(3)	$(3)	$(3)
Risk-Adjusted Unlevered Free Cash Flows	$(64)	$(34)	$(48)	$(67)	$(75)	$(59)	$(30)	$6	$50	$101	$145

	2034	2035	2036	2037	2038	2039	2040	2041	2042	2043
Change in Net Working Capital	$(17)	$(14)	$(12)	$(5)	$(5)	$(1)	$(1)	$(2)	$(1)	$(1)
Capital Expenditures	$(3)	$(3)	$(3)	$(3)	$(3)	$(3)	$(3)	$(3)	$(3)	$(3)
Risk-Adjusted Unlevered Free Cash Flow	$206	$244	$231	$246	$255	$257	$255	$254	$251	$247

The disclosure under the heading “Interests of TCR2 Directors and Executive Officers in the Merger,” beginning on page 142 of the Proxy Statement, is hereby amended and supplemented as follows:

The following text is added under a new subheading, “Future Arrangements,” after the last full paragraph on page 144 of the Proxy Statement:

It is possible that certain TCR2 employees, including executive employees, will enter into new compensation arrangements with the combined company. Such arrangements may include agreements regarding future terms of employment, the right to receive post-Closing equity or equity-based awards, or post-Closing retention awards. No members of TCR2 senior management discussed any post-transaction compensation arrangements for TCR2 senior management prior to the execution of the merger agreement. As of the date hereof, no such compensation arrangements have been executed. Any such arrangements are currently expected to be entered into after the completion of the Merger, if at all. None of Adaptimmune’s or TCR2’s proposals made in connection with the Merger conditioned the closing of the contemplated transaction on the post-Closing employment of any TCR2 employee and no assurances of continued employment were provided to TCR2 senior management.

Forward-looking Statements

This communication relates to the proposed transaction pursuant to the terms of the Merger Agreement by and among Adaptimmune, Merger Sub, and TCR2. This communication includes express or implied forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), about the proposed transaction between Adaptimmune and TCR2 and the operations of the combined company that involve risks and uncertainties relating to future events and the future performance of Adaptimmune and TCR2. Actual events or results may differ materially from these forward-looking statements. Words such as “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “future,” “opportunity” “will likely result,” “target,” variations of such words, and similar expressions or negatives of these words are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of such forward-looking statements include, but are not limited to, express or implied statements regarding: the business combination and related matters, including, but not limited to, satisfaction of closing conditions to the proposed transaction, prospective performance and opportunities with respect to Adaptimmune or TCR2, post-closing operations and the outlook for the companies’ businesses; Adaptimmune’s, TCR2’s or the combined company’s targets, plans, objectives or goals for future operations, including those related to Adaptimmune’s and TCR2’s product candidates, research and development, product candidate introductions and product candidate approvals as well as cooperation in relation thereto; projections of or targets for revenues, costs, income (or loss), earnings per share, capital expenditures, dividends, capital structure, net financials and other financial measures; future economic performance, future actions and outcome of contingencies such as legal proceedings; and the assumptions underlying or relating to such statements.

These statements are based on Adaptimmune’s and TCR2’s current plans, estimates and projections. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific. A number of important factors, including those described in this communication, could cause actual results to differ materially from those contemplated in any forward-looking statements. Factors that may affect future results and may cause these forward-looking statements to be inaccurate include, without limitation: uncertainties as to the timing for completion of the proposed transaction; uncertainties as to Adaptimmune’s and/or TCR2’s ability to obtain the approval of Adaptimmune’s shareholders or TCR2’s stockholders required to consummate the proposed transaction; the possibility that competing offers will be made by third parties; the occurrence of events that may give rise to a right of one or both of Adaptimmune and TCR2 to terminate the Merger Agreement; the possibility that various closing conditions for the proposed transaction may not be satisfied or waived on a timely basis or at all, including the possibility that a governmental entity may prohibit, delay, or refuse to grant approval, if required, for the consummation of the proposed transaction (or only grant approval subject to adverse conditions or limitations); the difficulty of predicting the timing or outcome of consents or regulatory approvals or actions, if any; the possibility that the proposed transaction may not be completed in the time frame expected by Adaptimmune and TCR2, or at all; the risk that Adaptimmune and TCR2 may not realize the anticipated benefits of the proposed transaction in the time frame expected, or at all; the effects of the proposed transaction on relationships with Adaptimmune’s or TCR2’s employees, business or collaboration partners or governmental entities; the ability to retain and hire key personnel; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; significant or unexpected costs, charges or expenses resulting from the proposed transaction; the potential impact of unforeseen liabilities, future capital expenditures, revenues, costs, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of the combined business after the consummation of the proposed transaction; potential negative effects related to this announcement or the consummation of the proposed transaction on the market price of Adaptimmune’s American Depositary Shares or TCR2’s common stock and/or Adaptimmune’s or TCR2’s operating or financial results; uncertainties as to the long-term value of Adaptimmune’s American Depositary Shares (and the ordinary shares represented thereby), including the dilution caused by Adaptimmune’s issuance of additional American Depositary Shares (and the ordinary shares represented thereby) in connection with the proposed transaction; unknown liabilities related to Adaptimmune or TCR2; the nature, cost and outcome of any litigation and other legal proceedings involving Adaptimmune, TCR2 or their respective directors, including any legal proceedings related to the proposed transaction; risks related to global as well as local political and economic conditions, including interest rate and currency exchange rate fluctuations; potential delays or failures related to research and/or development of Adaptimmune’s or TCR2’s programs or product candidates; risks related to any loss of Adaptimmune’s or TCR2’s patents or other intellectual property rights; any interruptions of the supply chain for raw materials or manufacturing for Adaptimmune or TCR2’s product candidates, the nature, timing, cost and possible success and therapeutic applications of product candidates being developed by Adaptimmune, TCR2 and/or their respective collaborators or licensees; the extent to which the results from the research and development programs conducted by Adaptimmune, TCR2, and/or their respective collaborators or licensees may be replicated in other studies and/or lead to advancement of product candidates to clinical trials, therapeutic applications, or regulatory approval; uncertainty of the utilization, market acceptance, and commercial success of Adaptimmune or TCR2’s product candidates, and the impact of studies (whether conducted by Adaptimmune, TCR2 or others and whether mandated or voluntary) on any of the foregoing; unexpected breaches or terminations with respect to Adaptimmune’s or TCR2’s material contracts or arrangements; risks related to competition for Adaptimmune’s or TCR2’s product candidates; Adaptimmune’s or TCR2’s ability to successfully develop or commercialize Adaptimmune’s or TCR2’s product candidates; Adaptimmune’s, TCR2’s, and their collaborators’ abilities to continue to conduct current and future developmental, preclinical and clinical programs; potential exposure to legal proceedings and investigations; risks related to changes in governmental laws and related interpretation thereof, including on reimbursement, intellectual property protection and regulatory controls on testing, approval, manufacturing, development or commercialization of any of Adaptimmune’s or TCR2’s product candidates; unexpected increase in costs and expenses with respect to the potential transaction or Adaptimmune’s or TCR2’s business or operations; and risks and uncertainties related to epidemics, pandemics or other public health crises and their impact on Adaptimmune’s and TCR2’s respective businesses, operations, supply chain, patient enrollment and retention, preclinical and clinical trials, strategy, goals and anticipated milestones. While the foregoing list of factors presented here is considered representative, no list should be considered to be a complete statement of all potential risks and uncertainties. There can be no assurance that the proposed transaction or any other transaction described above will in fact be consummated in the manner described or at all. A more complete description of these and other material risks can be found in Adaptimmune’s and TCR2’s respective filings with the U.S. Securities and Exchange Commission (the “SEC”), including each of their Annual Reports on Form 10-K for the year ended December 31, 2022, subsequent Quarterly Reports on Form 10-Q and other documents that may be filed from time to time with the SEC, as well as, the Registration Statement on Form S-4 which includes the joint proxy statement of Adaptimmune and TCR2 that also constitutes the prospectus of Adaptimmune, which joint proxy statement/prospectus has been mailed or otherwise disseminated to Adaptimmune’s shareholders and TCR2’s stockholders on or about April 24, 2023. Adaptimmune and TCR2 also plan to file other relevant documents with the SEC regarding the proposed transaction.

Any forward-looking statements speak only as of the date of this communication and are made based on the current beliefs and judgments of Adaptimmune’s and TCR2’s management, and the reader is cautioned not to rely on any forward-looking statements made by Adaptimmune or TCR2. Unless required by law, neither Adaptimmune nor TCR2 is under no duty and undertakes no obligation to update or revise any forward-looking statement after the distribution of this document, including without limitation any financial projection or guidance, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to subscribe for, buy or sell or the solicitation of an offer to subscribe for, buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of, or offer to sell or buy, securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This communication is for informational purposes only. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information and Where to Find It

In connection with the proposed transaction, Adaptimmune and TCR2 filed with the SEC a Registration Statement on Form S-4. The Registration Statement on Form S-4 includes a document that serves as a prospectus of Adaptimmune and a joint proxy statement of Adaptimmune and TCR2, and each party may also file other documents regarding the proposed transaction with the SEC. Adaptimmune and TCR2 mailed or otherwise provided to its respective shareholders and stockholders the joint proxy statement/prospectus and other relevant documents in connection with the proposed transaction on or about April 24, 2023. Before making a voting decision, Adaptimmune shareholders and TCR2 stockholders are urged to read the joint proxy statement/prospectus and any other documents filed by each of Adaptimmune and TCR2 with the SEC in connection with the proposed transaction or incorporated by reference therein carefully and in their entirety because they will contain important information about Adaptimmune, TCR2 and the proposed transaction. You may obtain a copy of these materials (when they are available) and other documents filed by Adaptimmune and TCR2 with the SEC for free at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by TCR2 are available free of charge on TCR2’s website at https://investors.tcr2.com/ or by contacting TCR2’s Investor Relations Department at https://investors.tcr2.com/contact-ir. Copies of the documents filed with the SEC by Adaptimmune are available free of charge on Adaptimmune’s website at https://www.adaptimmune.com/investors-and-media/sec-filings or by contacting Adaptimmune’s Investor Relations Department at ir@adaptimmune.com.

Participants in the Solicitation

Adaptimmune, TCR2 and certain of their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Adaptimmune, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Adaptimmune’s proxy statement for its 2023 Annual General Meeting, which was filed with the SEC on April 13, 2023, the Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 6, 2023, subsequent Quarterly Reports on Form 10-Q and other documents that may be filed from time to time with the SEC. Information about the directors and executive officers of TCR2, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in TCR2’s proxy statement for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on September 1, 2022, the Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 23, 2023, subsequent Quarterly Reports on Form 10-Q and other documents that may be filed from time to time with the SEC. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus included in the Registration Statement on Form S-4 and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Security holders, potential investors and other readers should read the joint proxy statement/prospectus included in the Registration Statement on Form S-4 carefully before making any voting or investment decision. You may obtain free copies of these documents from Adaptimmune or TCR2 using the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2023	TCR[2] Therapeutics Inc.

	By:	/s/ Eric Sullivan
	Name:	Eric Sullivan
	Title:	Chief Financial Officer